EXHIBIT 99.1

            American River Bankshares' Diluted EPS Increases for the
                           Third Consecutive Quarter

Sacramento, CA, January 17, 2008 - American River Bankshares (NASDAQ-GS: AMRB) today reported diluted earnings per share for the fourth quarter of 2007 of $0.38, a 2.7% increase from $0.37 recorded in the third quarter of 2007 and a 5.0% decrease from $0.40 for the fourth quarter of 2006. Diluted EPS has been adjusted for the 5% stock dividend distributed in December 2007. This is the third consecutive quarter that diluted EPS has increased. Net income for the fourth quarter of 2007 decreased slightly to $2,142,000 from $2,152,000 during the third quarter of 2007 and decreased 11.0% from $2,407,000 for the fourth quarter of 2006. Diluted earnings per share for the year ended December 31, 2007 remained constant at $1.46 and net income decreased 6.4% to $8,478,000 from $9,062,000 for the year ended December 31, 2006.

"Regardless of the challenges in the market we've faced over the last year and that we expect to face into the next, we know where we're going as a Company," said David T. Taber, President and CEO of American River Bankshares. "We've set forth a strategic plan that focuses on business banking, effective management of our expenses and smart deposit growth - and we intend to stick to our plan."

Net interest income for the fourth quarter of 2007 decreased 1.7% to 6,566,000 from $6,680,000 for the third quarter of 2007 and decreased 3.1% from $6,777,000 for the fourth quarter of 2006. Interest income for the fourth quarter of 2007 decreased 4.1% to $9,062,000 from $9,454,000 for the third quarter of 2007 and decreased 6.0% from $9,637,000 for the fourth quarter of 2006. During the fourth quarter, the Company placed 5 credits on non-accrual status - forgone interest on those credits represented $244,000 during the quarter. For the year ended December 31, 2007, net interest income decreased 2.5% to $26,402,000 from $27,066,000 for the year ended December 31, 2006 and interest income decreased 1.3% to $37,478,000 from $37,954,000 during the same period.

Interest expense for the fourth quarter of 2007 decreased 10.0% to $2,496,000 from $2,774,000 for the third quarter of 2007 and decreased 12.7% from $2,860,000 for the fourth quarter of 2006. For the year ended December 31, 2007, interest expense increased 1.7% to $11,076,000 from $10,888,000 for the year ended December 31, 2006.

Net interest margin as a percentage was 5.10% for the fourth quarter of 2007 compared to 5.17% for the third quarter of 2007 and 5.03% for the fourth quarter of 2006. For the year ended December 31, 2007, net interest margin as a percentage was 5.10% up from 5.03% for the year ended December 31, 2006.

Noninterest income for the fourth quarter of 2007 decreased 15.5% to $565,000 from $669,000 for the third quarter of 2007 and decreased 6.9% from $607,000 for the fourth quarter of 2006. For the year ended December 31, 2007, noninterest income increased 6.4% to $2,599,000 from $2,443,000. Noninterest expense decreased 6.1% to $3,556,000 from $3,796,000 in the third quarter of 2007 and increased 1.1% from $3,526,000 for the fourth quarter of 2006. For the year ended December 31, 2007, noninterest expense increased 3.1% to $14,833,000 from $14,388,000.

Net loans as of December 31, 2007 increased $9,799,000 (2.5%) from September 30, 2007 and increased $11,982,000 (3.1%) to $394,975,000 from $382,993,000 as of
December 31, 2006. The largest factor was in commercial loans, which increased $5,508,000 (5.5%) to $105,467,000 as of December 31, 2007 from $99,959,000 as of
September 30, 2007 and increased $19,608,000 (22.8%) from $85,859,000 as of
December 31, 2006.

"Back to the business of executing our strategic plan," said Taber. "Shifting our loan portfolio mix towards commercial loans remains an important part of that plan and year over year, commercial loans are up 23% and now comprise 26% of our entire loan portfolio."

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Total deposits as of December 31, 2007 decreased $16,429,000 (3.5%) to
$455,645,000 from $472,074,000 as of September 30, 2007 and decreased
$38,230,000 (7.7%) from $493,875,000 as of December 31, 2006. Total borrowings increased 84.8%% to $51,603,000 at December 31, 2007 from $27,921,000 at
September 30, 2007. Total borrowings are up 22.1% from $42,270,000 at December 31, 2006. The Company experienced a spike up in borrowings in the fourth quarter to provide funding for loans while deposit balances decreased. The reduction in the deposit balances is related to the overall lower balances maintained in the individual accounts and not the result of the loss of any significant relationships. Average borrowings in 2007 were $29,680,000 down $17,010,000 (36.4%) from the average balance in 2006.

At December 31, 2007, the allowance for loan and lease losses totaled $5,883,000 consistent with $5,889,000 at September 30, 2007 and $5,874,000 at December 31, 2006. The provision for loan and lease losses was $135,000 for the fourth quarter of 2007, compared to $50,000 for the third quarter of 2007 and $50,000 for the fourth quarter of 2006. The allowance as a percentage of loans and leases was 1.47% at December 31, 2007, compared to 1.51% at September 30, 2007 and 1.51% at December 31, 2006. Net chargeoffs for the fourth quarter were $141,000 and for the year 2007 were $441,000. Nonperforming loans and leases as of December 31, 2007 were at 1.86% of total loans and leases compared to 0.79% last quarter and 0.02% one year ago. Nonperforming assets were $7,501,000 at December 31, 2007 up from $3,100,000 at September 30, 2007. As of September 30, 2007, there were three loans totaling $2,761,000 that comprised 89.1% of the total nonperforming assets. Of these three loans, two were brought current in the fourth quarter of 2007 including payment of the previously forgone interest and both are currently performing. The third loan that remained from last quarter currently has a balance of $1,352,000 and is a development loan for residential lots that has been evaluated for impairment and assigned a specific reserve. During the fourth quarter, a loan in the amount of $5,286,000 for a mini storage facility was added to the nonperforming list. This loan has also been evaluated for impairment and assigned a specific reserve.

Performance measures for the fourth quarter of 2007 (annualized): the Return on Average Assets (ROAA) was 1.50%, Return on Average Equity (ROAE) was 14.10%, Return on Average Tangible Equity (ROATE) was 19.89% and the efficiency ratio was 48.37%. For the quarter ended September 30, 2007, the Company had a ROAA of 1.50%, ROAE of 13.99%, ROATE of 19.68% and an efficiency ratio of 50.02%. For the year ended December 31, 2007, the Company had a ROAA of 1.47%, ROAE of 14.01%, ROATE of 19.78% and an efficiency ratio of 49.49%.

Fourth Quarter Highlights

         o American River Bankshares continues a long history of enhancing shareholder value with its 96th consecutive profitable quarter. During the fourth quarter, the Company repurchased 155,400 shares of its common stock (adjusted for the 5% stock dividend) for a total of $3,244,000. In addition to a 5% stock dividend distributed in the fourth quarter, American River Bankshares declared a quarterly cash dividend of $0.15 per share which was paid on January 17, 2007.

         o Net interest margin for the fourth quarter of 2007 was 5.10% up from 5.03% for the fourth quarter of 2006.

         o American River Bank's offices in the Greater Sacramento Area and Placer County experienced a decrease in total deposits of 11.8% to $281,705,000 at December 31, 2007 from $319,286,000 at December 31, 2006. Year over year, net loans increased 10.7% to $246,742,000 from $222,851,000.

         o North Coast Bank, a division of American River Bank with three offices in Sonoma County, experienced a decrease in total deposits of 6.7% to $64,856,000 at December 31, 2007 from $69,521,000 at December 31, 2006. Year over year, net loans increased 5.1% to $87,559,000 from $83,302,000.

         o Bank of Amador, a division of American River Bank with three offices in Amador County, experienced a decrease in total deposits of 16.3% to $88,194,000 at December 31, 2007 from $105,375,000 at December 31, 2006. Year over year, net loans decreased 21.0% to $60,674,000 from $76,840,000.

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         o        The American River Bankshares Foundation awarded a total of
                  $65,000 to five non-profit organizations that serve the needs of the most vulnerable women & children in Amador, Sacramento, Sonoma and South Placer. The Foundation sought to fund organizations and programs that provide assistance to those in crisis situations or that can intervene with at-risk populations before they head down the road toward crisis.


2007 Year in Review Highlights

o During 2007, American River Bankshares repurchased 406,350 shares of its common stock (adjusted for the 5% stock dividend) totaling $9,187,000, declared four quarterly cash dividends totaling $0.58 (adjusted for the 5% stock dividend) and declared one 5% stock dividend.

o During 2007, the Company expanded its stock repurchase plan beyond its original 5% target by repurchasing additional shares of the Company's common stock. The expanded repurchase plan allowed the Company to purchase additional shares with a value of up to $2 million of its common stock.

o Diluted EPS has increased for three consecutive quarters - $0.38 for the fourth quarter, $0.37 for the third quarter and $0.36 for the second quarter. For the year ended December 31, 2007, diluted EPS was $1.46, consistent with the prior year.

o Net interest margin for the year ended December 31, 2007 was 5.10% up from 5.03% for the year ended December 31, 2006.

o American River Bankshares continues to shift its loan portfolio mix towards commercial loans. Commercial loans as of December 31, 2007 increased 5.5% to $105,467,000 from $99,959,000 as of September 30,
         2007 and increased 22.8% from $85,859,000 as of December 31, 2006. Construction loans as of December 31, 2007 decreased slightly to $66,022,000 from $66,402,000 as of September 30, 2007 and decreased 26.9% from $90,314,000 as of December 31, 2006.

o        The Board of Directors of American River Bankshares appointed Dorene C.
         Dominguez to the Company's Board of Directors and increased the number of members of the Board from eight to nine. Ms. Dominguez is President of Vanir Group of Companies, a leader in the fields of real estate development, construction and construction management.


About American River Bankshares
-------------------------------

American River Bankshares [NASDAQ-GS: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving the Greater Sacramento Area in California that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call
(916) 851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; www.bankofamador.com.

Forward-Looking Statements
--------------------------

Certain statements contained herein are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended,
Section 27A of the Securities Act of 1933, as amended, and subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and in reports filed on Forms 10-Q and 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as may be required by law.


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American River Bankshares
Consolidated Balance Sheet (Unaudited)

                                                               December 31       September 30      December 31
                                                                   2007              2007              2006
                                                              -------------     -------------     -------------
                                     ASSETS
Cash and due from banks                                       $  16,245,000     $  18,605,000     $  25,352,000
Federal funds sold                                                1,700,000                --                --
Interest-bearing deposits in banks                                4,951,000         4,851,000         4,951,000
Investment securities                                           116,524,000       120,135,000       151,311,000
Loans and leases:
     Real estate                                                272,911,000       267,304,000       278,264,000
     Commercial                                                 105,467,000        99,959,000        85,859,000
     Lease financing                                              4,070,000         4,950,000         6,375,000
     Other                                                       18,927,000        19,436,000        19,074,000
     Deferred loan and lease originations fees, net                (517,000)         (584,000)         (705,000)
     Allowance for loan and lease losses                         (5,883,000)       (5,889,000)       (5,874,000)
                                                              -------------------------------------------------
     Total loans and leases, net                                394,975,000       385,176,000       382,993,000
                                                              -------------------------------------------------
Bank premises and equipment                                       1,983,000         1,871,000         1,846,000
Accounts receivable servicing receivables, net                    1,666,000         1,876,000         2,581,000
Goodwill and intangible assets                                   17,514,000        17,590,000        17,822,000
Accrued interest receivable and other assets                     18,127,000        17,131,000        17,147,000
                                                              -------------------------------------------------
                                                              $ 573,685,000     $ 567,235,000     $ 604,003,000
                                                              =================================================

                       LIABILITIES & SHAREHOLDERS' EQUITY

Noninterest-bearing deposits                                  $ 132,666,000     $ 138,966,000     $ 160,574,000
Interest checking                                                43,577,000        45,015,000        41,814,000
Money market                                                    127,397,000       133,237,000       122,765,000
Savings                                                          35,639,000        36,385,000        36,893,000
Time deposits                                                   116,366,000       118,471,000       131,829,000
                                                              -------------------------------------------------
     Total deposits                                             455,645,000       472,074,000       493,875,000
                                                              -------------------------------------------------
Short-term borrowings                                            51,603,000        27,921,000        37,270,000
Long-term borrowings                                                     --                --         5,000,000
Accrued interest payable and other liabilities                    6,464,000         5,756,000         5,487,000
                                                              -------------------------------------------------
     Total liabilities                                          513,712,000       505,751,000       541,632,000
     Total shareholders' equity                                  59,973,000        61,484,000        62,371,000
                                                              -------------------------------------------------
                                                              $ 573,685,000     $ 567,235,000     $ 604,003,000
                                                              =================================================

Nonperforming loans and leases to total loans and leases               1.86%             0.79%             0.02%
Net chargeoffs to average loans and leases (annualized)                0.11%             0.10%             0.03%
Allowance for loan and lease loss to total loans and leases            1.47%             1.51%             1.51%
Leverage Ratio                                                         7.72%             7.99%             7.81%
Tier 1 Risk-Based Capital Ratio                                        9.45%            10.13%            10.34%
Total Risk-Based Capital Ratio                                        10.70%            11.38%            11.59%
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American River Bankshares
Consolidated Statement of Income (Unaudited)

                                                Fourth         Fourth                       For the year ended
                                                Quarter        Quarter         %                December 31            %
                                                  2007           2006        Change        2007           2006       Change
                                              -----------------------------------------------------------------------------
Interest income                               $ 9,062,000    $ 9,637,000       (6.0%)  $37,478,000    $37,954,000      (1.3%)
Interest expense                                2,496,000      2,860,000      (12.7%)   11,076,000     10,888,000       1.7%
                                              -----------------------------------------------------------------------------

Net interest income                             6,566,000      6,777,000       (3.1%)   26,402,000     27,066,000      (2.5%)
Provision for loan and lease losses               135,000         50,000        170%       450,000        320,000      40.6%
Total noninterest income                          565,000        607,000       (6.9%)    2,599,000      2,443,000       6.4%
Total noninterest expense                       3,566,000      3,526,000        1.1%    14,833,000     14,388,000       3.1%
                                              -----------------------------------------------------------------------------

Income before taxes                             3,430,000      3,808,000       (9.9%)   13,718,000     14,801,000      (7.3%)
Provision for income taxes                      1,288,000      1,401,000       (8.1%)    5,240,000      5,739,000      (8.7%)
                                              -----------------------------------------------------------------------------

Net income                                    $ 2,142,000    $ 2,407,000      (11.0%)  $ 8,478,000    $ 9,062,000      (6.4%)
                                              =============================================================================


Basic earnings per share                      $      0.38    $      0.40       (5.0%)  $      1.47    $      1.49      (1.3%)
Diluted earnings per share                           0.38           0.40       (5.0%)         1.46           1.46        --

Average diluted shares outstanding              5,685,788      6,039,216                 5,825,148      6,203,026

Net interest margin as a percentage                  5.10%          5.03%                     5.10%          5.03%

Operating Ratios:
Return on average assets                             1.50%          1.61%                     1.47%          1.50%
Return on average equity                            14.10%         15.47%                    14.01%         14.48%
Return on average tangible equity                   19.89%         21.78%                    19.78%         20.33%
Efficiency ratio (fully taxable equivalent)         48.37%         46.12%                    49.49%         47.11%

Earnings per share have been adjusted for 5% stock dividends in 2007 and 2006
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American River Bankshares
Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

                                            Fourth          Third         Second          First
                                            Quarter        Quarter        Quarter        Quarter
                                              2007           2007           2007           2007
                                          --------------------------------------------------------
Interest income                           $ 9,062,000    $ 9,454,000    $ 9,498,000    $ 9,464,000
Interest expense                            2,496,000      2,774,000      2,889,000      2,917,000
                                          --------------------------------------------------------

Net interest income                         6,566,000      6,680,000      6,609,000      6,547,000
Provision for loan and lease losses           135,000         50,000        144,000        121,000
Total noninterest income                      565,000        669,000        724,000        641,000
Total noninterest expense                   3,566,000      3,796,000      3,779,000      3,692,000
                                          --------------------------------------------------------

Income before taxes                         3,430,000      3,503,000      3,410,000      3,375,000
Provision for income taxes                  1,288,000      1,351,000      1,312,000      1,289,000
                                          --------------------------------------------------------

Net income                                $ 2,142,000    $ 2,152,000    $ 2,098,000    $ 2,086,000
                                          ========================================================

Basic earnings per share                  $      0.38    $      0.37    $      0.36    $      0.36
Diluted earnings per share                $      0.38    $      0.37    $      0.36    $      0.35

Average diluted shares outstanding          5,685,788      5,823,480      5,868,598      5,926,259
Shares outstanding-end of period            5,590,277      5,744,754      5,805,306      5,796,455

Net interest margin as a percentage              5.10%          5.17%          5.10%          5.04%

Quarterly Operating Ratios:
Return on average assets                         1.50%          1.50%          1.46%          1.44%
Return on average equity                        14.10%         13.99%         13.91%         14.02%
Return on average tangible equity               19.89%         19.68%         19.67%         19.89%
Efficiency ratio (fully tax equivalent)         48.37%         50.02%         49.87%         49.68%

Earnings per share have been adjusted for 5% stock dividends in 2007 and 2006
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American River Bankshares
Analysis of Net Interest Margin on Earning Assets (Taxable Equivalent)

For the year ended December 31,                                 2007                                        2006
                                          ------------------------------------------    -----------------------------------------
                                               Avg                           Avg            Avg                           Avg
                                             Balance          Interest      Yield         Balance          Interest      Yield
                                          -------------    -------------   --------    -------------    -------------   --------
              ASSETS
Loans and leases                          $ 390,488,000    $  31,508,000       8.07%   $ 381,465,000    $  31,082,000       8.15%
Taxable investment securities               100,086,000        4,544,000       4.54%     129,608,000        5,545,000       4.28%
Tax-exempt investment securities             27,745,000        1,436,000       5.18%      27,886,000        1,355,000       4.86%
Corporate stock                                 407,000           32,000       7.86%         559,000           42,000       7.51%
Federal funds sold                              690,000           34,000       4.93%         359,000           19,000       5.29%
Investments in time deposits                  4,949,000          271,000       5.48%       4,917,000          241,000       4.90%
                                          ------------------------------               ------------------------------
     Total earning assets                   524,365,000       37,825,000       7.21%     544,794,000       38,284,000       7.03%
                                          ------------------------------               ------------------------------
Cash & due from banks                        17,263,000                                   28,401,000
Other assets                                 39,529,000                                   35,708,000
Allowance for loan & lease losses            (5,932,000)                                  (5,863,000)
                                          -------------                                -------------
                                          $ 575,225,000                                $ 603,040,000
                                          =============                                =============


   LIABILITIES & SHAREHOLDERS' EQUITY
Interest checking and money market        $ 173,382,000    $   3,781,000       2.18%   $ 168,128,000    $   3,204,000       1.91%
Savings                                      37,690,000          546,000       1.45%      34,911,000          242,000       0.69%
Time deposits                               123,485,000        5,233,000       4.24%     128,955,000        5,231,000       4.06%
Other borrowings                             29,680,000        1,516,000       5.11%      46,690,000        2,211,000       4.74%
                                          ------------------------------               ------------------------------
     Total interest bearing liabilities     364,237,000       11,076,000       3.04%     378,684,000       10,888,000       2.88%
                                          ------------------------------               ------------------------------
Noninterest bearing demand deposits         144,787,000                                  156,032,000
Other liabilities                             5,668,000                                    5,754,000
                                          -------------                                -------------
     Total liabilities                      514,692,000                                  540,470,000
     Shareholders' equity                    60,533,000                                   62,570,000
                                          -------------                                -------------
                                          $ 575,225,000                                $ 603,040,000
                                          ======================================================================================
Net interest income & margin                               $  26,749,000       5.10%                    $  27,396,000       5.03%
                                                           =====================================================================
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American River Bankshares
Analysis of Net Interest Margin on Earning Assets (Taxable Equivalent)

Three months ended December 31,                                 2007                                        2006
                                          ------------------------------------------    -----------------------------------------
                                               Avg                           Avg            Avg                           Avg
                                             Balance          Interest      Yield         Balance          Interest      Yield
                                          -------------    -------------   --------    -------------    -------------   --------
              ASSETS
Loans and leases                          $ 393,483,000    $   7,668,000       7.73%   $ 382,392,000    $   7,912,000       8.21%
Taxable investment securities                91,399,000        1,044,000       4.53%     122,254,000        1,356,000       4.40%
Tax-exempt investment securities             26,658,000          351,000       5.22%      29,673,000          365,000       4.88%
Corporate stock                                 259,000            3,000       4.60%         568,000           10,000       6.98%
Federal funds sold                            1,075,000           13,000       4.80%         950,000           13,000       5.43%
Investments in time deposits                  4,950,000           67,000       5.37%       4,947,000           67,000       5.37%
                                          ------------------------------               ------------------------------
     Total earning assets                   517,824,000        9,146,000       7.01%     540,784,000        9,723,000       7.13%
                                          ------------------------------               ------------------------------
Cash & due from banks                        15,812,000                                   24,543,000
Other assets                                 38,769,000                                   35,257,000
Allowance for loan & lease losses            (5,882,000)                                  (5,898,000)
                                          -------------                                -------------
                                          $ 566,523,000                                $ 594,686,000
                                          =============                                =============

   LIABILITIES & SHAREHOLDERS' EQUITY
Interest checking and money market        $ 181,138,000    $     873,000       1.91%   $ 173,496,000    $     951,000       2.17%
Savings                                      36,390,000          112,000       1.22%      36,725,000          115,000       1.24%
Time deposits                               116,438,000        1,177,000       4.01%     132,726,000        1,465,000       4.38%
Other borrowings                             27,323,000          334,000       4.85%      26,380,000          329,000       4.95%
                                          ------------------------------               ------------------------------
     Total interest bearing liabilities     361,289,000        2,496,000       2.74%     369,327,000        2,860,000       3.07%
                                          ------------------------------               ------------------------------
Noninterest bearing demand deposits         139,313,000                                  158,286,000
Other liabilities                             5,637,000                                    5,345,000
                                          -------------                                -------------
     Total liabilities                      506,239,000                                  532,958,000
     Shareholders' equity                    60,284,000                                   61,728,000
                                          -------------                                -------------
                                          $ 566,523,000                                $ 594,686,000
                                          ======================================================================================
Net interest income & margin                               $   6,650,000       5.10%                    $   6,863,000       5.03%
                                                           =====================================================================
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